UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020 Second Sight Medical Products, Inc. (the “Company”) and John T. Blake, Chief Financial Officer of the Company, entered into Amendment No.1 (the “Amendment”) to Executive Employment Agreement dated March 21, 2018 (the “Employment Agreement”) pursuant to which the Company agreed to pay Mr. Blake a one-time cash bonus of $100,000 (the “Bonus”) in recognition of his services on behalf of the Company. Under the Amendment, Mr. Blake will be entitled to receive all separation amounts due to him pursuant to the Employment Agreement less the amount of Bonus in the event that his employment is terminated without cause (as defined in the Employment Agreement)

The Amendment is attached hereto as Exhibit 10.1. The description of the compensatory arrangement set forth above is qualified in its entirely by the terms of the Amendment which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment No.1 to Executive Employment Agreement dated May 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Matthew Pfeffer

By: Matthew Pfeffer

Acting Chief Executive Officer